Exhibit 24.5

DIEBOLD SST HOLDING COMPANY, INC.

REGISTRATION STATEMENT ON FORM S-4

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each undersigned officer and/or director of Diebold SST Holding Company, Inc., a Delaware corporation (the “Registrant”), constitutes and appoints each of Jonathan B. Leiken and Christopher A. Chapman with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to that certain Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Securities Act”) on September 23, 2016 and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 23rd day of September, 2016.

Signature	Title

/s/ Jonathan B. Leiken Jonathan B. Leiken	President and Director (Principal Executive Officer)

/s/ David Kuhl David Kuhl	Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ Mary M. Swann Mary M. Swann	Vice President, Secretary and Director